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                                                                    EXHIBIT 10.2

                             SUPPLEMENTAL AGREEMENT

         This Agreement is entered into this 15th day of June, 2001 by and between Mark E. Zalatoris ("Zalatoris") and Inland Real Estate Corporation, a Maryland corporation (the "Company").

                                    RECITALS

         A. Zalatoris entered into a contract to serve as the Company's chief financial officer and treasurer pursuant to an employment agreement, dated as of July 1, 2000 by and between the Company and Zalatoris (the "July Agreement").

         B. On or about December 14, 2000 the July Agreement was purportedly terminated and a new agreement relating to the employment of Zalatoris was executed between the Company and Zalatoris (the "Zalatoris December Employment Document").

         C. The Company's board of directors has raised questions regarding the validity and approval process relating to the Zalatoris December Employment Document.

         D. Zalatoris and the Company believe that, in the absence of mutual agreement, the July Agreement was intended to remain in force for at least one full year.

         E. Accordingly, Zalatoris and the Company have entered into this Agreement to settle all potential disputes and resolve all questions between them with respect to the rights and obligations of both parties under the Zalatoris December Employment Document.

         Now, therefore, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:


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              1. The Zalatoris December Employment Document is hereby rescinded and shall be of no further force or effect.

              2. The July Agreement is hereby reinstated, in full force and effect, is the only valid and binding employment agreement between the parties and shall govern the employment relationship between the parties in accordance with its terms through and including June 30, 2001.

              3. Effective July 1, 2001 the employment agreement dated concurrently herewith, a copy of which is attached to this Agreement as Exhibit A, shall govern the employment relationship between the parties in accordance with its terms and for the time periods set forth therein.

              4. Zalatoris shall repay the Company, the sum of $14,264.00 representing the difference in the compensation, dividends and benefits paid to him by the Company from January 1, 2001 through the date of this Agreement, and the compensation, dividends and benefits payable to him under the July Agreement. Zalatoris shall repay all such amounts within six months of the execution of this Agreement.

              5. Zalatoris shall forfeit any Initial Restricted Shares or Long Term Grant Restricted Shares as defined under the terms of the Zalatoris December Employment Document and the issuance of any shares of stock of the Company to Zalatoris pursuant to the Zalatoris December Employment Document be and hereby is cancelled. Zalatoris hereby assigns to the Company any rights which he may have to any such shares and any certificates representing any such shares. Zalatoris shall execute any documents requested by the Company to effect any transfer relating to these shares, including but not limited to, appropriate stock powers, all duly endorsed in blank with respect to any shares of stock issued under the Zalatoris December Employment Document. Zalatoris represents and warrants that he has not transferred, pledged, assigned, sold or otherwise conveyed the shares or any interest in the shares granted to him under the terms of the Zalatoris December Employment Document.

              6. The Company releases Zalatoris from all claims, actions, allegations, causes of action, demands, defenses, counterclaims, setoffs, judgments, liabilities, rights or declarations


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whatsoever, whether in law or in equity, belonging to the Company which have arisen, could have arisen, arise now or may hereafter arise by reason of any matter, cause or thing whatsoever, on or at any time prior to the date hereof, whether known or unknown, whether liquidated or unliquidated and whether or not brought in any court or forum whatsoever and which relate to or arise from execution of the Zalatoris December Employment Document.

              7. Zalatoris releases the Company, its officers, agents, directors and shareholders from all claims, actions, allegations, causes of action, demands, defenses, counterclaims, setoffs, judgments, liabilities, rights or declarations whatsoever, whether in law or in equity, belonging to Zalatoris which have arisen, could have arisen, arise now or may hereafter arise by reason of any matter, cause or a thing whatsoever, on or at any time prior to the date hereof, whether known or unknown, whether liquidated or unliquidated and whether or not brought in any court or forum whatsoever and which relate to or arise from the execution of the Zalatoris December Employment Document.

              8. This Agreement is not intended to constitute and should not be construed as constituting an admission of fault, wrong doing or liability by Zalatoris or the Company relating to the Zalatoris December Employment Agreement.

              9. This Agreement, including its attached Exhibit A and the now reinstated July Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof.

             10. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all such counterparts shall constitute but one instrument.

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             11. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws, but not the laws of conflict, of the State of Illinois applicable to contracts made in that state.

         IN WITNESS WHEREOF, the parties have hereto executed this Agreement as of the date first above written.




MARK E. ZALATORIS                                 INLAND REAL ESTATE CORPORATION





/s/ Mark E. Zalatoris                             By: /s/ Robert D. Parks
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                                                  Its: President and CEO
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